Exhibit 23.4

AJ. ROBBINS, PC
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of China Media Express Holdings, Inc., formerly known as TM Entertainment and Media, Inc., of our report dated February 7, 2009 relating to the consolidated financial statements of Hong Kong Mandefu Holding Limited and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form S-3.

/s/ AJ. ROBBINS, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
December 15, 2009